Exhibit 99.1

GeoMet Announces Financial and Operating Results for the Quarter and Year Ended December 31, 2008

Borrowing Base Set at $140 Million

Houston, Texas—March 13, 2009-GeoMet, Inc. (NASDAQ: GMET) (“GeoMet” or the “Company”) today announced its financial and operating results for the quarter and year ended December 31, 2008 and a $140 million borrowing base.

J. Darby Seré, GeoMet’s Chairman and Chief Executive Officer, commented on the Company’s results for the year ended December 31, 2008, “GeoMet achieved record gas sales volumes, revenues, Adjusted Net Income and Adjusted EBITDA in 2008. A unanimous favorable decision by the Virginia Supreme Court in September eliminated a significant risk associated with the Company’s ability to deliver gas to market through its Virginia pipeline. In spite of the tight credit markets, low natural gas prices and a significantly reduced capital budget, the Company currently projects growth in 2009 in both gas sales volumes and reserves.” Mr. Seré added, “We are pleased that our bank group has approved a $140 million borrowing base which provides us with sufficient liquidity to execute our 2009 business plan.”

Year-End 2008 Financial and Operating Results

For the year ended December 31, 2008, GeoMet reported a net loss of $22.5 million, or a loss of $0.58 per diluted share. Included in the net loss was a $50.7 million, or $1.31 per fully diluted share, pre-tax non-cash impairment to the Company’s natural gas properties and a $5.0 million, or $0.13 per fully diluted share, pre-tax, non-cash, mark-to-market gain on derivative contracts. The Company made net cash payments of $0.5 million on derivative contracts during the period. For the year ended December 31, 2007, GeoMet reported net income of $5.2 million, or $0.13 per diluted share. Included in net income for the year ended December 31, 2007 was a $3.0 million, or $0.08 per fully diluted share, pre-tax, non-cash, mark-to-market loss on derivative contracts. The Company received net cash payments of $3.9 million from derivative contracts in 2007.

If natural gas prices at March 31, 2009 are below those prices that existed at December 31, 2008, GeoMet expects to record a non-cash impairment to the Company’s natural gas properties for the quarter then ended.

Adjusted Net Income for 2008 was $13.1 million up 87% from Adjusted Net Income of $7.0 million in 2007. Adjusted Net Income is a non-GAAP measure. See the accompanying table for a reconciliation of net (loss) income to Adjusted Net Income.

Adjusted EBITDA for the year ended December 31, 2008 increased 49% to $38.8 million from $26.1 million in 2007. Adjusted EBITDA is a non-GAAP measure. See the accompanying table for reconciliations of net (loss) income to Adjusted EBITDA.

Gas sales for the year ended December 31, 2008 were $68.3 million, a 37% increase from gas sales of $49.7 million for the same period of 2007. The average natural gas price during the year ended December 31, 2008 was $9.17 per Mcf as compared to $6.97 per Mcf in 2007. The average natural gas price, adjusted for realized gains and losses on derivative contracts, was $9.10 per Mcf during year ended December 31, 2008 versus $7.52 per Mcf in 2007.

Average net gas sales volumes for the year ended December 31, 2008 were 20.4 MMcf per day, a 4% increase from the same period in 2007. The increase in 2008 net gas sales volumes over 2007 was 8% when the net gas sales volumes for the years ended December 31, 2008 and 2007 exclude volumes from an overriding royalty interest that was sold effective July 1, 2008.

Capital expenditures for the year ended December 31, 2008 were $57.8 million, compared to $53.9 million in 2007.

Fourth Quarter 2008 Financial and Operating Results

For the quarter ended December 31, 2008, GeoMet reported a net loss of $34.6 million, or a loss of $0.89 per diluted share. Included in the net loss was a $50.7 million, or $1.30 per fully diluted share, pre-tax non-cash impairment to the Company’s natural gas properties and a $4.2 million, or $0.11 per fully diluted share, pre-tax, non-cash, mark-to-market gain on derivative contracts. The Company received net cash payments of $1.5 million from derivative contracts during the period. For the quarter ended December 31, 2007, GeoMet reported net income of $1.6 million, or $0.04 per diluted share. Included in net income for the quarter ended December 31, 2007 was a $0.8 million, or $0.02 per fully diluted share, pre-tax non-cash mark-to-market loss on derivative contracts. The Company received net cash payments of $1.4 million from derivative contracts during the period.

Adjusted Net Income for the quarter was $1.4 million down 33% from Adjusted Net Income of $2.1 million in the fourth quarter of 2007. Adjusted Net Income is a non-GAAP measure. See the accompanying table for a reconciliation of net (loss) income to Adjusted Net Income.

Adjusted EBITDA for the quarter increased 1% to $7.62 million from $7.57 million in the prior year period. Adjusted EBITDA is a non-GAAP measure. See the accompanying table for reconciliations of net (loss) income Adjusted EBITDA.

Gas sales for the quarter were $13.4 million, a 2% increase from gas sales of $13.1 million in the fourth quarter of 2007. The average natural gas price during the quarter was $7.01 per Mcf as compared to the prior year period average of $7.07 per Mcf. The average natural gas price, adjusted for realized gains and losses on derivative contracts, was $7.81 per Mcf during the fourth quarter of 2008 versus $7.80 per Mcf for the same period in 2007.

Average net gas sales volumes for the quarter ended December 31, 2008 were 20.7 MMcf per day, a 3% increase from the same period in 2007. The increase in net gas sales volumes for the quarter ended December 31, 2008 over the same period in 2007 was 8% when the net gas sales volumes for the quarter ended December 31, 2007 exclude volumes from an overriding royalty interest that was sold effective July 1, 2008.

Capital expenditures for the quarter ended December 31, 2008 were $14.6 million, compared to $9.0 million for the same period in the prior year.

The Company’s bank syndicate, led by Bank of America, has approved a borrowing base of $140 million after completing its year-end borrowing base determination. The next regular borrowing base determination, which will be based on a June 30, 2009 reserve report prepared by the Company, is scheduled to be complete on or before December 16, 2009. Commitments under the credit agreement expire in January 2011 and total borrowings are currently $119 million.

Forward-Looking Statements Notice

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. GeoMet undertakes no duty to update or revise these forward-looking statements.

Conference Call Information

GeoMet will hold its quarterly conference call to discuss the results for the quarter and year ended December 31, 2008 on March 13, 2009 at 10:30 a.m. Central Time. To participate, dial (888) 571-8168 a few minutes before the call begins. Please reference GeoMet, Inc. conference ID 83609326. The call will also be broadcast live over the Internet from the Company’s website at www.geometinc.com. A replay of the conference call will be archived on the Company’s website shortly after the end of the call on March 13, 2009.

About GeoMet, Inc.

GeoMet, Inc. is an independent energy company primarily engaged in the exploration for and development and production of natural gas from coal seams (“coalbed methane”) and non-conventional shallow gas. Our principal operations and producing properties are located in the Cahaba Basin in Alabama and the Central Appalachian Basin in West Virginia and Virginia. We also control additional coalbed methane and oil and gas development rights, principally in Alabama, British Columbia, Virginia, and West Virginia.

For more information please contact Stephen M. Smith at (713) 287-2251 (ssmith@geometcbm.com); John Baldissers with BPC Financial at (800) 667-0938; or visit our website at www.geometinc.com.

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Revenues:
Gas sales	$13,358	$13,104	$68,314	$49,694
Operating fees and other	133	333	780	1,290

Total revenues	13,491	13,437	69,094	50,984
Expenses:
Total production expenses	5,692	5,109	21,392	20,354
Depreciation, depletion and amortization	3,117	2,404	10,589	9,092
Impairment of gas properties	50,734	—	50,734	—
General and administrative	1,891	2,253	9,368	9,294
Realized (gains) losses on derivative contracts	(1,521)	(1,371)	500	(3,895)
Unrealized (gains) losses on derivative contracts	(4,173)	758	(4,993)	3,007

Total operating expenses	55,740	9,153	87,590	37,852

Operating (loss) income from continuing operations	(42,249)	4,284	(18,496)	13,132
Other expenses & interest, net	(1,247)	(1,547)	(4,703)	(5,149)

(Loss) income before income taxes and discontinued operations	(43,496)	2,737	(23,199)	7,983
Income tax (benefit) expense	(8,847)	1,137	(712)	2,987

(Loss) income from continuing operations	(34,649)	1,600	(22,487)	4,996
Discontinued operations, net of tax	0	8	0	173

Net (loss) income	$(34,649)	$1,608	$(22,487)	$5,169

(Loss) earnings per share:
Income from continuing operations
Basic	$(0.89)	$0.04	$(0.58)	$0.13

Diluted	$(0.89)	$0.04	$(0.58)	$0.13

Discontinued operations
Basic	$0.00	$0.00	$0.00	$0.00

Diluted	$0.00	$0.00	$0.00	$0.00

Net (loss) income
Basic	$(0.89)	$0.04	$(0.58)	$0.13

Diluted	$(0.89)	$0.04	$(0.58)	$0.13

Weighted average number of common shares:
Basic	38,885	38,996	38,857	38,823

Diluted	38,885	39,627	38,857	39,700

GEOMET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2008	December 31, 2007
Assets:
Current assets	$17,938	$11,509
Properties and equipment, net of accumulated depreciation, depletion, amortization	358,299	366,229
Other assets	1,363	939

Total assets	$377,600	$378,677

Liabilities and stockholders’ equity:
Current liabilities	$19,379	$13,571
Long-term debt	117,118	96,730
Other long-term liabilities	48,671	49,700

Total liabilities	185,168	160,001

Total stockholders’ equity	192,432	218,676

Total liabilities and stockholders’ equity	$377,600	$378,677

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2008	2007
Net cash provided by operating activities	$32,958	$17,487
Net cash used in investing activities	(52,719)	(53,832)
Net cash provided by financing activities	20,493	36,191
Effect of exchange rates changes on cash	(176)	281

Increase in cash and cash equivalents	556	127
Cash and cash equivalents at beginning of period	1,541	1,414

Cash and cash equivalents at end of period	$2,097	$1,541

GEOMET, INC.

OPERATING STATISTICS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net sales volumes (MMcf)	1,906	1,855	7,453	7,126
Per Mcf data ($/Mcf):
Average natural gas sales price	$7.01	$7.07	$9.17	$6.97
Differential to NYMEX (1)	$0.07	$0.10	$0.16	$0.09
Average natural gas sales price realized (2)	$7.81	$7.80	$9.10	$7.52
Adjusted lease operating expense (3)	$1.98	$1.78	$1.88	$1.78
Compression expenses	$0.42	$0.36	$0.41	$0.37
Transportation expense	$0.27	$0.27	$0.19	$0.36
Production taxes	$0.25	$0.17	$0.29	$0.17
Total production expenses, as adjusted (3)	$2.92	$2.58	$2.77	$2.68
Depreciation, depletion and amortization	$1.64	$1.30	$1.42	$1.28

POND CREEK FIELD
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net sales volumes (MMcf)	1,300	1,168	5,003	4,494
Per Mcf data ($/Mcf):
Lease operating expense	$1.56	$1.44	$1.54	$1.60
Compression expense	$0.43	$0.30	$0.39	$0.36
Transportation expense	$0.40	$0.40	$0.29	$0.56
Production taxes	$0.18	$0.02	$0.15	$0.01
Total production expenses	$2.57	$2.16	$2.37	$2.53

GURNEE FIELD
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net sales volumes (MMcf)	574	586	2,241	2,235
Per Mcf data ($/Mcf):
Adjusted lease operating expense (3)	$2.46	$2.76	$2.63	$2.47
Compression expense	$0.36	$0.54	$0.48	$0.47
Production taxes	$0.42	$0.41	$0.56	$0.41
Total production expenses	$3.24	$3.71	$3.67	$3.35

(1)	The difference between the average natural gas price for the period, before the impact of gain and losses on derivative contract, and the final average settlement price for natural gas contracts on the New York Mercantile Exchange (“NYMEX”) for each month during the applicable period weighted by gas sales volumes
(2)	Average realized price includes the effects of realized gains on derivative contracts.
(3)	Produced water disposal fees are recorded as operating fees and other on the Statement of Operations. Lease operating expense per Mcf has been adjusted for produced water disposal fees because the fees are not reflected in the net gas sales volumes. See Reconciliation of Adjusted Lease Operating Expense.

GEOMET, INC.

CONSOLIDATED DERIVATIVE CONTRACT POSITIONS

At December 31, 2008, the Company had the following natural gas collar positions:

Period	Volume (MMBtu)	Sold Ceiling	Bought Floor	Sold Floor
January 2009 through March 2009	540,000	$11.00	$8.50	$6.25
January 2009 through March 2009	540,000	$11.00	$8.84	$6.00
April through October 2009	1,284,000	$10.00	$7.50	$5.25
April through October 2009	1,284,000	$10.00	$8.50	$6.50
November 2009 through March 2010	906,000	$11.20	$9.50	$7.00

At December 31, 2008, the Company had the following interest rate swap positions:

Description	Effective date	Designated maturity date	Fixed rate (1)	Notional amount
Floating-to-fixed swap	12/14/2007	12/14/2010	3.86%	$15,000,000
Floating-to-fixed swap	1/3/2008	1/4/2010	3.95%	$10,000,000
Floating-to-fixed swap	3/25/2008	3/25/2010	2.38%	$10,000,000
Floating-to-fixed swap	5/13/2008	5/13/2010	3.07%	$5,000,000

(1)	The floating rate paid by the counterparty is the British Bankers’ Association LIBOR rate.

Subsequent to December 31, 2008, the Company entered into the following natural gas collar positions:

Period	Volume (MMBtu)	Sold Ceiling	Bought Floor	Sold Floor
November 2009 through March 2010	604,000	$6.65	$5.50	$3.50
April through October 2010	856,000	$6.80	$5.50	$3.50

Subsequent to December 31, 2008, the Company entered into the following interest rate swap positions:

Description	Effective date	Designated maturity date	Fixed rate (2)	Notional amount
Floating-to-fixed swap	1/6/2009	1/6/2011	1.38%	$5,000,000

(2)	The floating rate paid by the counterparty is the British Bankers’ Association LIBOR rate.

GEOMET, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET (LOSS) INCOME

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net (loss) income	$(34,649)	$1,608	$(22,487)	$5,169
Add: Interest expense, net of interest income and amounts capitalized	1,237	1,539	4,739	5,091
Add: Other expense (income)	10	8	(36)	59
(Deduct) Add: Income tax (benefit) expense	(8,847)	1,137	(712)	2,987
Add: Depreciation, depletion and amortization	3,117	2,404	10,589	9,092
Add: Impairment of gas properties	50,734	0	50,734	0
Add: Minority interest	0	8	0	174
(Deduct) Add: Unrealized (gains) losses on derivative contracts	(4,173)	758	(4,993)	3,007
Add: Stock based compensation	81	54	566	311
Add: Accretion expense	107	53	365	210

Adjusted EBITDA	$7,617	$7,569	$38,765	$26,100

The table above reconciles net (loss) income Adjusted EBITDA. Adjusted EBITDA is defined as net (loss) income before net interest expense, other non-operating income or losses, income taxes, depreciation, depletion and amortization, and minority interest before unrealized (gains) losses on derivative contracts, stock-based compensation and accretion expense. Although Adjusted EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), management believes that it is useful to GeoMet and to an investor in evaluating our company because it is a widely used measure to evaluate a company’s operating performance.

GEOMET, INC.

RECONCILIATION OF ADJUSTED NET INCOME TO NET (LOSS) INCOME

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net (loss) income	$(34,649)	$1,608	$(22,487)	$5,169
Impairment of gas properties	50,734	—	50,734	—
Unrealized (gains) losses on derivative contracts, net of tax	(4,173)	758	(4,993)	3,007
Effect of income taxes	(10,494)	(289)	(10,181)	(1,149)

Adjusted Net Income	$1,418	$2,077	$13,073	$7,027

The table above reconciles net (loss) income to Adjusted Net Income. Adjusted Net Income is calculated by eliminating unrealized (gains) losses on derivative contracts from net (loss) income, non-cash impairments to our gas properties, and their related tax effects to arrive at Adjusted Net Income. The tax effects are determined by calculating the tax provision for GAAP net (loss) income and comparing the results to the tax provision for Adjusted Net Income, which excludes the adjusting items. The difference in the tax provision calculations represents the effect of income taxes. The calculation is performed at the end of each quarter and, as a result, the tax rates for each discrete period are different. Although Adjusted Net Income is a non-GAAP measure, we believe it is useful information for investors because the unrealized (gains) losses relates to derivative contracts that hedge our production in future months. The (gains) losses associated with derivative contracts that hedge current production are recognized in net (loss) income and are not eliminated in determining Adjusted Net Income. The adjustment better matches (gains) losses on derivative contracts with the period when the underlying hedged production occurs.

GEOMET, INC.

RECONCILIATION OF ADJUSTED LEASE OPERATING EXPENSE

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Lease operating expense	$3,890	$3,628	$14,757	$13,981
Deduct: Produced water disposal fees	133	333	780	1,290

Adjusted lease operating expense	$3,757	$3,295	$13,977	$12,691

The table above reconciles lease operating expense to adjusted lease operating expense. Adjusted lease operating expense is calculated by eliminating the produced water disposal fees from lease operating expense to arrive at adjusted lease operating expense. Although adjusted lease operating expense is a non-GAAP measure, we believe it is useful information for investors because produced water disposal fees are recorded as operating fees and other on the Statement of Operations. Lease operating costs per Mcf are adjusted for produced water disposal fees because the fees are not reflected in the net gas sales price. The adjustment better matches lease operating expense with the natural gas sales revenues it is associated with.